                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of The MTVi Group, Inc. of our report on the consolidated financial statements of The Box Worldwide, Inc. at December 31, 1997 and 1998 and for the period from December 17, 1997 to December 31, 1997 and the year ended December 31, 1998, dated January 10, 2000 which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          --------------------------------------

New York, New York

March 16, 2000